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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2007

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 1.01

Entry into a Material Definitive Agreement

HuntMountain Resources has signed the final contract to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina. Cerro Cazador S.A., HuntMountain’s Argentine subsidiary, has entered into a lease-purchase agreement with FK Minera S.A., where it can earn up to a 100% equity interest in the Bajo Pobré property by making cash payments totaling US$325,000 and exploration expenditures of US$500,000 over a five-year earn-in period.

After the fifth year, Cerro Cazador shall pay FK Minera the greater of a 1% NSR Royalty on commercial production or a minimum royalty payment of US$100,000 per year.  The Company has the option to purchase the NSR Royalty at any time for a lump sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera to that point.

Item 7.01

Regulation FD Disclosure

A press release dated April 5, 2006 relating to a definitive contract agreement with F.K. Minera S.A. is attached as Exhibit 99.1. This information is being disclosed pursuant to the Regulation FD. Accordingly, with information in the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 Securities Act of 1934, nor shall it be deemed incorporated by the reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press Release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007

By:/s/    Tim Hunt

Tim Hunt, Chairman & CEO